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                                                                    EXHIBIT 10.3



                         TRANSITION SERVICES AGREEMENT



                          DATED AS OF AUGUST 16, 1999



                                BY AND BETWEEN



                                  VIACOM INC.



                                      AND



                               BLOCKBUSTER INC.
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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I
                                 FEES AND TERM

Section 1.01.  Price and Payment...............................................1
Section 1.02.  Term............................................................2

                               ARTICLE IISERVICES
Section 2.01.  Services........................................................2

                                  ARTICLE III
                  LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 3.01.  Transitional Services...........................................3
Section 3.02.  Indemnity by Service Receiver...................................3
Section 3.03.  Indemnification Procedures......................................4

                                  ARTICLE IV
                                 MISCELLANEOUS

Section 4.01.  Limitation of Liability.........................................4
Section 4.02.  Relationship of the Parties.....................................4
Section 4.03.  Force Majeure...................................................4
Section 4.04.  Amendments......................................................5
Section 4.05.  Successors and Assignment.......................................5
Section 4.06.  Severability....................................................5
Section 4.07.  Entire Agreement................................................5
Section 4.08.  Notices.........................................................5
Section 4.09.  Governing Law...................................................6
Section 4.10.  Counterparts....................................................7
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                         TRANSITION SERVICES AGREEMENT
                         -----------------------------

          TRANSITION SERVICES AGREEMENT (this "Agreement") dated as of
                                               ---------
August 16, 1999 by and between VIACOM INC., a Delaware corporation ("Viacom")
                                                                     ------
and BLOCKBUSTER INC., a Delaware corporation and an indirect, wholly owned subsidiary of Viacom ("Blockbuster").
                       -----------

                                   RECITALS

          WHEREAS, since September 29, 1994, Viacom has owned and operated the businesses and operations related to Blockbuster;

          WHEREAS, Viacom presently intends to split-off Blockbuster in a tax-free transaction;

          WHEREAS, prior to such split-off, Blockbuster proposes to issue shares of its common stock in an initial public offering registered under the Securities Act of 1933, as amended;

          WHEREAS, prior to the initial public offering of Blockbuster, Viacom has heretofore provided certain services to Blockbuster;

          WHEREAS, Blockbuster has requested from Viacom that certain such services continue for a limited period of time pursuant to this Agreement; and

          WHEREAS, Viacom agreed to provide and Blockbuster agreed to be provided with these services on terms and conditions set forth herein (Viacom as such provider of transitional services referred to herein as the "Service
                                                                  -------
Provider" and Blockbuster as such receiver of transitional services referred to
--------
herein as the "Service Receiver").
               ----------------

          NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, it is agreed by and between the parties as follows:

     Capitalized terms not otherwise defined herein have the meaning given to them in the Initial Public Offering and Split-Off Agreement dated as of the dated hereof among Viacom, Viacom International Inc. and Blockbuster.

                                   ARTICLE I
                                 FEES AND TERM

          Section 1.01.  Price and Payment.  (a)  As consideration for the
                         -----------------
transitional services to be provided to Blockbuster by Viacom under the terms of this Agreement, Blockbuster shall initially pay to Viacom a services fee (the "Blockbuster Services Fee") of Dollars ($150,000) per month, which is based
-------------------------
upon Viacom's cost in providing these services. The Blockbuster Services Fee only represents payment with respect to the transitional services and not for other payments, costs expenses related to the underlying transitional services themselves. The
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Blockbuster Services Fee shall be payable by Blockbuster to Viacom in arrears 15 days after the close of each month (prorated for any partial month) during the term of this Agreement. Any transitional services provided by Viacom to Blockbuster beyond the transitional services covered by the Blockbuster Services Fee shall be billed to Blockbuster on a cost basis, or on such other basis as the parties may agree from time to time. The Blockbuster Services Fee shall be reviewed and either increased or reduced from time to time to account for Viacom's cost of providing the transitional services hereunder.

          (b) In addition to the Blockbuster Services Fee, Blockbuster shall promptly pay or reimburse Viacom for any out-of-pocket payments, costs or expenses incurred in good faith associated with, or related to, the underlying transitional services provided by Viacom hereunder.

          Section 1.02.  Term.  The term of this Agreement (the "Term") shall
                         ----                                    ----
commence on the date hereof and shall expire on the closing of the Split-Off.

                                  ARTICLE II
                                   SERVICES

          Section 2.01.  Services.  (a)  Viacom agrees to, or will cause one of
                         --------
its Subsidiaries to, provide the following transitional services (subject to such modification or adjustment as may be mutually agreed upon by the parties) to Blockbuster and its Subsidiaries or Affiliates during the Term:

          (i)   Certain Cash Management Services:  Viacom shall assist
                --------------------------------
     Blockbuster with certain of its treasury and cash management needs, including foreign currency and certain hedging activities, consistent with past practice.

          (ii)  Certain Employee Benefit Plans Administration:  Viacom shall
                ---------------------------------------------
     assist in the administration to certain employees of Blockbuster and its Subsidiaries all benefit plans and a 401(k) plan consistent with past practice.

          (iii) Insurance Administration:  Viacom shall administer insurance
                ------------------------
     coverage on behalf of Blockbuster and its Subsidiaries and Affiliates under Viacom's insurance policies against certain risks and in amounts consistent with past practice. To the extent any loss is incurred by Blockbuster and its Subsidiaries or Affiliates, such entity shall be responsible for the payment of any deductible amounts related thereto and any amounts in excess of applicable coverage limits. In the event that the "aggregate stop loss" deductible is exceeded in any insurance period, Blockbuster and its Subsidiaries and Affiliates, on one hand, and Viacom and its Subsidiaries

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     and Affiliates, on the other hand, shall be responsible for their pro rata
                                                                       --- ----
     portion of such deductible based upon the losses of such parties submitted to Viacom's insurance carrier(s) in such period. To the extent that one party is allocated more than its pro rata portion of the such deductible
                                      --- ----
     due to the timing of losses submitted to Viacom's insurance carrier(s), the other party shall promptly pay the first party an amount so that each party has been properly allocated its pro rata portion of the aggregate stop loss
                                     --- ----
     deductible.

          (iv)  Certain Accounting and Financial Services:  Viacom shall provide
                -----------------------------------------
     to Blockbuster internal audit supervision and shall assist Blockbuster with its periodic and public reporting requirements pursuant to the U.S. securities laws.

          (v)   Tax Department:  Viacom shall provide to Blockbuster tax
                --------------
     compliance, reporting and planning services for international, U.S. federal, state and local tax matters consistent with past practice and in compliance with the Tax Matters Agreement.

          (vi)  Certain Legal Services: Viacom shall provide to Blockbuster
                ----------------------
     certain legal services consistent with past practice.

          (vii) Certain Management Information System Services.  Viacom shall
                ----------------------------------------------
     provide to Blockbuster certain management information system services consistent with past practice.

                                  ARTICLE III
                  LIMITATION OF LIABILITY AND INDEMNIFICATION

          Section 3.01.  Transitional Services.  (a)  In the absence of gross
                         ---------------------
negligence or reckless or willful misconduct on Service Provider's part, and whether or not it is negligent, Service Provider shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of or relating to any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide the transitional services to Service Receiver.

          (b) Service Provider's liability for damages to Service Receiver for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including gross negligence or willful misconduct, shall be limited to the Blockbuster Services Fee.

          Section 3.02.  Indemnity by Service Receiver.  (a) Service Receiver
                         -----------------------------
shall indemnify, defend and hold Service Provider harmless against any and all claims, liabilities,

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damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees) and any loss or damage of any nature whatsoever (including, without limitation, loss of or damage to property, or damage to the environment) ("Losses") arising out of or relating
                                          ------
to the providing or failing to provide the transitional services by such Service Provider except for Losses which are the direct and sole result of gross negligence or willful misconduct of the personnel of Service Provider.

          (b) Any claim for indemnity under this Article must be made by written notice to the indemnifying party within one (1) year after the discovery thereof. Notwithstanding the foregoing, the indemnities contained in this Article shall survive for a period of three (3) years after the Term.

          Section 3.03.  Indemnification Procedures.  The indemnification
                         --------------------------
procedures set forth in Section 8.01(b) of the IPO and Split-Off Agreement are incorporated herein and made a part hereof for all purposes as if fully set forth herein and shall govern the parties' rights and obligations with respect thereto.

                                  ARTICLE IV
                                 MISCELLANEOUS


          Section 4.01. Limitation of Liability.  Neither Viacom nor Blockbuster
                        -----------------------
shall be liable to the other for any special, indirect, incidental or consequential damages of the other arising in connection with this Agreement.

          Section 4.02.  Relationship of the Parties.  It is expressly
                         ---------------------------
understood and agreed that in rendering the transitional services hereunder, Viacom is acting as an independent contractor and that this Agreement does not constitute Viacom as an employee, agent or other representative of Blockbuster for any purpose whatsoever. Viacom does not have the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of Blockbuster, or to assume or create any obligation or liability of any kind, express or implied, on behalf of Blockbuster, or to bind Blockbuster in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of Blockbuster or to bind Blockbuster in any manner whatsoever (except as to any actions taken by Viacom at the express written request and direction of Blockbuster).

          Section 4.03.  Force Majeure.  In the event that Viacom is prevented
                         -------------
from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of Viacom, and if Viacom shall have used its reasonable best efforts to avoid such occurrence and

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minimize its duration and has given prompt written notice to Blockbuster, then
Viacom's performance for the period of delay or inability to perform due to such occurrence shall be suspended. Should Viacom fail to perform hereunder and shall have provided proper notice to Blockbuster that it is unable to perform on account of one or more reasons set forth in this section, Blockbuster may obtain replacement services from a third party for the duration of such delay or inability to perform, or for such longer period as Blockbuster shall be reasonably required to commit to in order to obtain such replacement services and the Blockbuster Services Fee shall be reduced accordingly.

          Section 4.04.  Amendments.  This Agreement shall not be supplemented,
                         ----------
amended or modified in any manner whatsoever (including without limitation by course of dealing or of performance or usage of trade) except in writing signed by the parties.

          Section 4.05.  Successors and Assignment.  This Agreement shall be
                         -------------------------
binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party by operation of law or otherwise without the express written consent of the other party (which consent may be granted or withheld by such party).

          Section 4.06.  Severability.  Wherever possible, each provision of
                         ------------
this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; provided that the entirety of this Agreement shall
                          --------
continue in full force and effect in all other jurisdictions.

          Section 4.07.  Entire Agreement.  Other than the IPO and Split-Off
                         ----------------
Agreement, the Release and Indemnification Agreement, the Registration Rights Agreement and the Tax Matters Agreement, this Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

          Section 4.08.  Notices.  All notices, consents, requests, approvals,
                         -------
and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served, (a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with subsection (c) below; or (b) on the next business day after delivery to a nationally recognized express delivery service with instructions and payment for overnight delivery; or (c) on the fifth (5th) day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt

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requested, addressed to the following addresses or to such other address as the party to be notified shall have specified to the other party in accordance with this section:

          If to Viacom:

               Viacom Inc.
               1515 Broadway
               New York New York  10036
               Attention:  Michael D. Fricklas, General Counsel
               Phone Number:  212-258-6070
               Fax Number:  212-258-6099

          If to Blockbuster:

               Blockbuster Inc.
               1201 Elm Street
               Dallas, Texas  75270
               Attention:  Ed Stead, General Counsel
               Phone Number:  214-854-3499
               Fax Number:  214-854-3677

          Section 4.09.  Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of New York. Each of the parties hereto agrees that any dispute relating to or arising from this Agreement or the transactions contemplated hereby shall be resolved only in the Court of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the parties hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal suit, action or proceeding relating to this Agreement or transaction contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and appellate courts having jurisdiction of appeals in such courts, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit, action, or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court;

          (b) consents that any such suit, action or proceeding may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction or any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

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          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party in its address as provided in Section 4.08 hereof;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by New York law; and

          (e) agrees that this Agreement has been entered into in the State of New York and performed in part in the State of New York.

          Section 4.10.  Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              VIACOM INC.


                              By: /s/ MICHAEL D. FRICKLAS
                                  -----------------------------------
                                  Name:  Michael D. Fricklas
                                  Title: Sr. Vice President, General Counsel
                                         and Secretary


                              BLOCKBUSTER INC.


                              By: /s/ EDWARD B. STEAD
                                  -----------------------------------
                                  Name:  Edward B. Stead
                                  Title: Exec. Vice President, General Counsel
                                         and Secretary